Exhibit 99

FOR IMMEDIATE RELEASE

Contact:	Leslie T. Chao, President Michael J. Clarke, CFO (973) 228-6111

CHELSEA PROPERTY GROUP REPORTS 37% INCREASE
IN SECOND QUARTER FUNDS FROM OPERATIONS

FFO PER SHARE UP 21% TO $0.81

ROSELAND, New Jersey (August 11, 2003) - Chelsea Property Group, Inc. (NYSE: CPG) today reported its operating results for the second quarter ended June 30, 2003.

Second quarter funds from operations (FFO) before minority interest rose 37% to $41.7 million from $30.4 million in the second quarter of 2002. Diluted FFO per share rose 21% to $0.81 from $0.67. FFO attributable to real estate operations rose 25% to $42.6 million from $34.2 million, or 11% on a per share basis, to $0.83 from $0.75. Rental revenues from wholly-owned properties rose 37% to $65.0 million from $47.6 million, and total revenues from wholly-owned properties rose 35% to $87.4 million from $64.8 million. Second quarter income available to common shareholders rose 84% to $24.7 million from $13.4 million, and diluted earnings per share rose 65% to $0.56 from $0.34.

FFO from unconsolidated investments declined to $3.2 million from $4.1 million as a result of the Company’s purchase and consolidation of a partner’s 51% interest in four joint venture properties in August 2002, partially offset by higher income from Chelsea Japan. The loss attributable to Chelsea Interactive was $0.9 million, compared to $3.8 million in the year-earlier period. Second quarter earnings before interest, depreciation and amortization (EBITDA) rose 33% to $62.1 million from $46.8 million.

Factors driving positive quarterly revenue, FFO and earnings comparisons included internal rent growth; the acquisitions after April 1, 2002 of partners’ interests or properties covering 3.9 million square feet of gross leasable area (GLA); the opening of Sano Premium Outlets in March 2003; and the completion since March 31, 2002 of three small expansions totaling 55,000 square feet. Also during the quarter, the Company realized a gain of $4.7 million (not included in FFO or EBITDA) in connection with the sale of its property in St. Helena, California.

For the six months ended June 30, FFO rose 39% to $81.1 million from $58.3 million; diluted FFO per share rose 23% to $1.59 from $1.29; FFO attributable to real estate operations rose 28% to $82.9 million from $64.8 million, or 13% to $1.62 per share from $1.43 per share; rental revenues from wholly-owned properties rose 45% to $128.9 million from $89.1 million; total revenues from wholly-owned properties rose 41% to $171.5 million from $121.3 million; FFO from unconsolidated investments decreased to $5.2 million from $9.6 million; the loss attributable to Chelsea Interactive decreased to $1.7 million from $6.5 million; EBITDA rose 36% to $121.4 million from $89.3 million; net income available to common shareholders rose 70% to $43.1 million from $25.3 million; and diluted earnings per share rose 52% to $0.99 from $0.65.

Same-space sales (weighted average sales per square foot reported in space open for the full duration of both comparison periods) at the Company’s U.S. Premium Outlet centers were up 4% for the second quarter of 2003 and 1% for the year to date compared to the corresponding periods in 2002. GLA in service at June 30, 2003, including joint venture projects, totaled 14.9 million square feet, up 2.2 million square feet from a year earlier. The U.S. Premium Outlet center portfolio remained 98% leased at quarter-end.

Year to date through August 1, the Company has added approximately two million square feet of GLA to its portfolio, including the acquisitions of The Crossings Factory Stores (June) and Belz Factory Outlet World - Las Vegas (August); the expansion of Gotemba Premium Outlets (July); and the openings of Sano Premium Outlets (March) and Las Vegas Premium Outlets (August). Chicago Premium Outlets, a new 438,000 square-foot center, is under construction and scheduled to open in late spring of 2004. Las Vegas Premium Outlets and Chicago Premium Outlets are 50/50 joint ventures with Simon Property Group, Inc. (NYSE: SPG); Chelsea has a 40% ownership interest in the Sano and Gotemba centers through its investment in Chelsea Japan Co., Ltd.

David Bloom, Chairman and Chief Executive Officer, said, “Strong results for the quarter again reflect broad-based gains from internal growth, acquisitions, expansions and new projects. In addition, we are very pleased with healthy same-space sales comparisons for the period. In spite of very poor weather during the first half of the year – including record-setting rainfall on the east coast in the month of June – second quarter sales were up significantly and we are now in positive territory for the year to date.

“Since the end of the second quarter, we have opened the Gotemba Premium Outlets expansion, opened Las Vegas Premium Outlets, acquired Belz Factory Outlet World - Las Vegas, continued construction of Chicago Premium Outlets, and started construction of Tosu Premium Outlets, a new center near Fukuoka, Japan. These new operating assets and development projects should drive further significant growth beginning in the third quarter and into 2004 and 2005 as space comes on line.

“In June, we raised $50 million in an offering of 1.2 million new common shares, and two weeks ago, Standard & Poor’s upgraded our senior debt rating to BBB and our preferred stock rating to BBB-. We remain very well positioned financially to capitalize on new development and acquisition opportunities,” Mr. Bloom added.

Based on the current outlook, management expects FFO per share for 2003 to be in the range of $3.45 to $3.50, compared to previous guidance of $3.40. This increased guidance assumes, among other things, that the Company’s core portfolio, new development projects and acquisitions perform as expected, and that there are no unanticipated changes in world economic and market conditions that might affect the Company’s business.

Chelsea’s second quarter conference call with investors and analysts will be held tomorrow, Tuesday, August 12, 2003 at 11:00 a.m. eastern time. The call may be accessed by dialing 800-901-5226 (U.S. callers) or 617-786-4513 (international callers) and referencing reservation No. 25407818. A replay of the call will be available through August 19, 2003 by dialing 888-286-8010 (U.S. callers) or 617-801-6888 (international callers) and referencing reservation No. 80259963. The call will also be available in listen-only mode at the Company’s website, www.cpgi.com; a link to the call will be located in the “Investor Information” section, and a replay will be available for 45 days.

Chelsea Property Group, Inc. is a fully integrated, self-administered and self-managed real estate investment trust (REIT) that wholly or partially owns 62 Premium Outlet® and other retail shopping centers – containing 16.3 million square feet of GLA – in 32 states and Japan. The company’s leading properties include Woodbury Common Premium Outlets, near New York City; Wrentham Village Premium Outlets, near Boston; Orlando Premium Outlets, in Orlando, Florida; Desert Hills Premium Outlets, near Palm Springs, California; and Gotemba Premium Outlets, near Tokyo, Japan. Please see www.cpgi.com for more information.

Statements in this news release that are not strictly historical are “forward-looking” statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Chelsea Property Group believes that the expectations reflected in such statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Forward-looking statements involve known and unknown risks that may cause actual results to differ materially from expected results. Risk factors include, without limitation, the receipt of regulatory entitlements for and completion of development projects, in the United States or abroad; the availability and cost of capital and foreign currency; credit risk; the Company’s ability to lease its properties; retail, real estate and economic conditions; risks inherent to being a partner in joint ventures; risks inherent to developing and marketing a technology based business; competition; and other risks detailed from time to time in Chelsea Property Group’s reports to the Securities and Exchange Commission. The Company accepts no responsibility for updating forward-looking statements.

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CHELSEA PROPERTY GROUP, INC.
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STATEMENT OF OPERATIONS - Unaudited                                   Three Months Ended                Six Months Ended
(In thousands, except per share data)                                        June 30,                         June 30,
                                                                       2003              2002            2003              2002
                                                                --------------    --------------  --------------    --------------
Revenues:
Base rent (a)                                                       $60,001           $43,181        $119,751           $81,571
Percentage rent                                                       4,993             4,465           9,178             7,519
Expense reimbursements                                               20,596            14,485          39,328            27,019
Other income                                                          1,816             2,711           3,291             5,214
                                                                --------------    --------------  --------------    --------------
Total Revenues                                                       87,406            64,842         171,548           121,323
Expenses:
Operating and maintenance                                            24,516            18,135          47,440            34,283
Depreciation and amortization                                        17,258            14,222          34,872            27,139
General and administrative                                            2,468             1,921           4,669             3,438
Other                                                                 1,632             1,085           3,068             2,191
                                                                --------------    --------------  --------------    --------------
Total Expenses                                                       45,874            35,363          90,049            67,051
Income Before Unconsolidated Investments,
    Interest Expense, Minority Interest and
   Discontinued  Operations                                          41,532            29,479          81,499            54,272
Income from unconsolidated investments                                2,495             2,982           3,946             6,752
Loss from Chelsea Interactive                                          (905)           (3,776)         (1,742)           (6,476)

Interest expense                                                    (16,553)          (10,843)        (33,187)          (20,593)
                                                                --------------    --------------  --------------    --------------
Income From Continuing Operations Before
   Minority Interest                                                 26,569            17,842          50,516            33,955
Minority interest attributed to continuing operations                (5,114)           (3,671)         (9,908)           (7,107)
                                                                --------------    --------------  --------------    --------------
Income From Continuing Operations                                    21,455            14,171          40,608            26,848
Income and gain from discontinued operations,
   net of minority interest                                           4,084                86           4,178               200
                                                                --------------    --------------  --------------    --------------
Net Income                                                          25,539            14,257          44,786            27,048
Preferred dividends                                                    (834)             (849)         (1,668)           (1,753)
                                                                --------------    --------------  --------------    --------------
Net Income - Common Shareholders                                    $24,705           $13,408         $43,118           $25,295
Net Income Per Common Share (Diluted)                                 $0.56             $0.34           $0.99             $0.65
   (b)

Funds From Operations (FFO) (C)                                     $41,742           $30,417         $81,135           $58,329
  FFO per common share - real estate                                  $0.83             $0.75           $1.62             $1.43
  Chelsea Interactive loss per common share                           (0.02)            (0.08)          (0.03)            (0.14)
                                                                --------------    --------------  --------------    --------------
FFO Per Common Share (Diluted)                                        $0.81             $0.67           $1.59             $1.29
Dividends Per Common Share                                            $0.535            $0.485          $1.07             $0.89

(a)	Base rent includes straight-line rent of $1,837 and $926 the second quarter of 2003 and 2002, respectively, and $3,597, and $1,448 for the six months ended June 30, 2003 and 2002, respectively.
(b)	Basic earnings per share were $0.59 and $0.35 in the second quarter of 2003 and 2002, respectively, and $1.03 and $0.67 for the six months ended June 30, 2003 and 2002, respectively.
(c)	FFO per common share is defined as income before minority interest, gain or loss on sale or writedown of assets and depreciation and amortization, reduced by amortization of deferred financing costs, depreciation of non-real estate assets, and preferred dividends.

CALCULATION OF FFO - Unaudited

Management believes that FFO should be considered in conjunction with net income, as presented in the statement of operations, to facilitate a clearer understanding of the operating results of the Company. The Company believes that FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs.

                                                                      Three Months Ended               Six Months Ended
                                                                            June 30,                        June 30,
(Amounts in thousands)                                                2003               2002         2003                2002
                                                               ------------     -------------   --------------     --------------
Net income - common shareholders                                   $24,705           $13,408          $43,118          $25,295
 Add:
Depreciation and amortization - wholly-owned                        17,269            14,243           34,901           27,184

Depreciation and amortization - joint ventures                         694             1,159            1,293            2,802
Amortization of deferred financing costs and
   depreciation of non-real estate assets                             (583)             (616)          (1,183)          (1,168)
Gain on sale of discontinued operations                             (4,008)                -           (4,008)               -
Preferred unit distributions                                        (1,462)           (1,462)          (2,924)          (2,924)
Minority interest                                                    5,127             3,685            9,938            7,140
                                                              --------------    -------------  ---------------    ---------------
FFO                                                                $41,742           $30,417          $81,135          $58,329
Ownership Interests:

REIT common shares                                                  43,997            39,375           43,655           39,076
Partnership units held by minority interest                          7,442             6,281            7,501            6,290
                                                               -------------     ------------   --------------     --------------
Weighted Average Shares/Units Outstanding                           51,439            45,656           51,156           45,366
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CHELSEA PROPERTY GROUP, INC.

CALCULATION OF EBITDA - Unaudited

Management believes that earnings before interest, depreciation and amortization (“EBITDA”) should be considered in conjunction with net income, as presented in the statement of operations to facilitate a clearer understanding of the operating results of the Company. The Company believes that EBITDA is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs.

                                                                   Three Months Ended             Six Months Ended
                                                                         June 30,                      June 30,
(Amounts in thousands)                                              2003            2002           2003           2002
                                                              -----------------------------  -------------  ------------
Net income                                                        $25,539        $14,257        $44,786       $27,048
Interest expense - wholly-owned                                    16,553         10,843         33,187        20,593
Interest expense - joint ventures                                     189            139            333           267
Depreciation and amortization expense - wholly-owned               17,269         14,243         34,901        27,184
Depreciation and amortization expense - joint ventures
   and Chelsea Interactive                                            694          3,219          1,293         6,370
Income tax - joint ventures                                           724            413            944           672
Gain on sale of discontinued operations                            (4,008)             -         (4,008)            -
Minority interest                                                   5,127          3,685          9,938         7,140
                                                              -------------- --------------  -------------  ------------
EBITDA                                                            $62,087        $46,799       $121,374       $89,274
                                                              ============== ==============  =============  ============
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SELECTED BALANCE SHEET DATA - Unaudited                                       June 30,        December 31,
(In thousands, except center data)                                              2003              2002
                                                                         -------------      -------------

Real estate assets, before depreciation                                     $1,960,569         $1,837,174
Cash and cash equivalents                                                       21,306             22,551
Total assets                                                                 1,816,615          1,703,030
Total liabilities                                                            1,169,974          1,107,756
Minority interest                                                              137,974            139,443
Stockholders' equity                                                           508,667            455,831
Shares and units outstanding at period-end                                      50,516             49,047

Debt Data:
Unsecured bank debt                                                             83,035            103,035
Mortgage debt                                                                  363,348            306,455
Unsecured notes due 2005 - 2013                                                621,584            621,330
Interest coverage ratio - trailing 12 months                                      3.8x               4.1x

Operating Data:  (sq ft in thousands)
Gross leasable area at period end                                               14,911             14,386
Gross leasable area at period end - Premium Outlets                              9,320              8,395
Weighted average GLA during period                                              14,505             12,758
Weighted average GLA during period - Premium Outlets                             9,258              8,352
Lease-up at period-end - Domestic Premium Outlets                                  98%                99%
Number of centers                                                                   59                 58
Number of states and foreign countries                                              32                 31

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